Exhibit 21.1

Subsidiaries of the Registrant

As of July 8, 2025

Entity	Jurisdiction of Organization
7 Roosevelt Acquisition LLC	Delaware
Armour Yards Mortgage Lender LLC	Delaware
Bass Lofts Acquisition LLC	Delaware
Bristol Trailer Intermediate LLC	Delaware
Bristol Trailer Realty Company LLC	Delaware
Caroline Post Oak GP, LLC	Delaware
Caroline Post Oak Owner, LP	Delaware
Caroline West Gray GP, LLC	Delaware
Caroline West Gray Owner, LP	Delaware
Dallas Industrial Ambassador Row LP	Delaware
Dallas Industrial Forest LP	Delaware
Dallas Industrial Garden Brook I LP	Delaware
Dallas Industrial Garden Brook II LP	Delaware
Dallas Industrial International LP	Delaware
Dallas Industrial Portfolio Realty Company GP LLC	Delaware
Dallas Industrial Regal I LP	Delaware
Dallas Industrial Regal II LP	Delaware
Dallas Industrial Surveyor LP	Delaware
East Tampa Realty Company LLC	Delaware
Emblem Oswego Realty Company LLC	Delaware
Fiore Residential Realty Company LLC	Delaware
First Student 101 Old Frankstown Road Realty LLC	Delaware
First Student 150 South 24th Street Realty LLC	Delaware
First Student C&W Realty LLC	Delaware
First Student California Realty LLC	Delaware
First Student Holding Company LLC	Delaware
First Student Illinois Realty LLC	Delaware
First Student New Jersey Realty LLC	Delaware
First Student New York Realty LLC	Delaware
First Student Pennsylvania Intermediate Company 1 LLC	Delaware
First Student Pennsylvania Intermediate Company 2 LLC	Delaware
First Student Washington Realty LLC	Delaware
J.P. Morgan REIT Operating Partnership, L.P.	Delaware
J.P. Morgan REIT TRS LLC	Delaware
JPMREIT Seller SPV 1 LLC	Delaware
Norfolk Industrial Portfolio Acquisition LLC	Delaware
One Brooklyn Realty Company LLC	Delaware
Overall Creek Mezz Lender LLC	Delaware
PGH Apartments LLC	Delaware
PGH Intermediate LLC	Delaware
PGH Realty Company LLC	Delaware
Pinellas Park Realty Company LLC	Delaware
Post Oak Holdings JV, LP	Delaware
Post Oak JV, LP	Delaware
Post Oak Realty Investor LLC	Delaware
Preserve at Pine Valley Acquisition LLC	Delaware
Preserve at Pine Valley Owner, LLC	Delaware
Preserve at Pine Valley Venture, LLC	Delaware
Red Mountain Realty Company LLC	Delaware
Satori West Ashley Lender LLC	Delaware

Savannah Terminal Realty Company LLC	Delaware
Shops at Grand Investor LLC	Delaware
Shops at Grand Owner, LLC	Delaware
Shops at Grand Venture, LLC	Delaware
STNL Lender Capital JV Holdings, LLC	Delaware
STNL Lender Capital JV LP	Delaware
STNL Lender Capital Realty Company LLC	Delaware
The Kensley Acquisition LLC	Delaware
West Gray Holdings JV, LP	Delaware
West Gray JV, LP	Delaware
West Gray Realty Investor LLC	Delaware